Exhibit 12


                                       Hospitality Properties Trust
                      Computation of Pro Forma Ratio to Fixed Charges and Other Data
                                   (in thousands, except ratio amounts)




                                                                           For the Year
                                                                               ended
                                                                         December 31, 1997

                                                                                                   Adjusted
                                                         Historical           Pro Forma           Pro Forma

Income                                                     $59,153             $82,326             $84,443
Fixed Charges                                               15,534               3,396              13,371
                                                           -------             -------             -------
Adjusted Earnings                                          $74,687             $85,722             $97,814
                                                           =======             =======             =======

Fixed Charges:
Interest on indebtedness and
       amortization of
       deferred finance cost                               $15,534              $3,396             $13,371
                                                           -------              ------             -------
Total Fixed Charges                                        $15,534              $3,396             $13,371
                                                           =======              ======             =======
Ratio of Earnings to Fixed Charges                            4.8x               25.2x                7.3x
                                                           =======              ======             =======


This computation should be read in conjunction with the Unaudited Pro Forma Financial Statements and Other Data contained elsewhere in this Form 8-K.